UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/05/2012

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 5, 2012, Nutrisystem, Inc. (the "Company") entered into a letter agreement (the "Agreement") with Clinton Group, Inc., on behalf of itself and its funds, persons and entities, both current and future (collectively, the "Clinton Group"). One or more persons or entities included as part of the Clinton Group are stockholders of the Company.

The Agreement provides that, among other things:

.       the Company will appoint a new independent director on or before the date of the Company's 2012 annual stockholders meeting (the "Annual Meeting"), which is scheduled to be held on June 6, 2012, and such appointment is subject to the approval of the Clinton Group, which approval shall not be unreasonably withheld;

.       the Clinton Group will withdraw its notice of intent to nominate individuals to serve as directors and present certain proposals at the Annual Meeting; and

.       the Clinton Group will abide by certain standstill obligations.

The description of the Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit No.        Description
10.1               Letter Agreement between Nutrisytem, Inc. and Clinton Group, Inc., dated
                April 5,2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: April 05, 2012	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Letter Agreement between Nutrisytem, Inc. and Clinton Group, Inc., dated April 5, 2012